DEED OF MUTUAL TERMINATION AND RELEASE

THIS DEED is made on MAY 06, 2024

BETWEEN

(1) **SEATECH VENTURES CORP. (ENTITY NO. E0168072018-2)**, a company incorporated in Nevada with its business address at 11-05 & 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur ("**SEATech**").

AND

(2)

No.	Shareholder Name	Representing Share (%)
(a)	Lee Wai Mun	21.87
(b)	Tai Kau @ Tai Fah Chong	21.87
(c)	Wong Tien Erl	17.22
(d)	Lee Han Cien	13.13
(e)	Lee Wai Chun	13.13
(f)	Eik Chu Yew	8.61
(g)	Wong Po Leng	2.25
(h)	Tok Khai Weei	1.92

Parties 2(a)-(h) are hereinafter collectively referred to as "**JustLorry Shareholders**".

(Each of them shall be collectively referred to as the "**Parties**", and individually as "**Party**".)

RECITALS

(A) Pursuant to the **Acquisition Agreement dated 12 July 2023** ("**Acquisition Agreement**"), SEATech has thereby agreed to purchase from the JustLorry Shareholders, and the JustLorry Shareholders thereby agreed to sell to SEATech, all their shares, representing 100% of the issued and paid-up ordinary shares in Just Supply Chain Limited (Registration No. 2115658), a company incorporated in British Virgin Islands with its business address at T3A-23A-13A, Pusat Perdagangan Icon City, No. 1B, Jalan SS8/39, SS8, 47300 Petaling Jaya, Selangor, Malaysia, subject to the terms and conditions therein contained.

(B) By executing this Deed, the Parties hereby agree to mutually terminate the Acquisition Agreement and this Deed shall become effective from the date hereof ("**Effective Date**"), subject to the terms and conditions hereinafter appearing.

NOW THIS DEED WITNESSETH as follows:

1. In consideration of the mutual premises and releases herein contained, the Parties hereby irrevocably and unconditionally undertake, covenant, and agree that: -

(a) simultaneously upon the execution of this Deed: -

(i) SEATech shall execute and deliver to the JustLorry Shareholders, all documents and instruments and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to transfer and vest fully the legal and beneficial interests of the 100% shares in JustLorry to the respective JustLorry Shareholders in accordance with their initial shareholdings held by each JustLorry Shareholder and redeliver the title and possession of all the assets of Just Lorry.

(ii) JustLorry Shareholders hereby undertake and agree to execute and deliver all documents and instruments and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to transfer and vest fully the legal and beneficial interests of all 21,831,660 units of common shares of SEATech (OTC PINK: SEAV) to SEATech.

(hereinafter collectively referred to as the "**Transfers**")

(b) save and except for the antecedent breach by one Party to the other, each Party hereby releases and discharges the other Party, from any and all claims, demands, agreements, covenants, representations, warranties, undertakings, actions, suits, causes of action, obligations of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Acquisition Agreement, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted.

2. For the avoidance of doubt, no consideration sum shall be payable by neither party to the other party in respect of the Transfers and all the costs and expenses arising from and in connection with the Transfers shall be borne equally by the Parties.

3. Each Party to this Deed shall bear their own solicitor-client's costs in relation to the preparation of this Deed.

4. This Deed (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly

declared that no variations hereof shall be effective unless made in writing signed by the Parties or its duly authorised representatives.

5. If any provision or part of a provision of this Deed shall be or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Deed, all of which shall remain in full force and effect.

6. No failure of any party to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Deed shall operate as a waiver of such right or remedy.

7. This Deed may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart, and each such counterpart shall constitute an original of this Deed but all the counterparts shall together constitute one and the same instrument.

8. This Deed and all information related to the transaction contemplated in this Deed are to be kept strictly confidential between the Parties other than disclosures to its officers, directors, approving committees, advisors, bankers, solicitors or as may be required by law or the rules and regulations of any stock exchange upon which any securities of a party or any of its parent companies are listed.

9. This Deed is not intended to, and shall not, confer any rights or remedies upon any person other than the Parties hereto or otherwise create any third-party beneficiary hereto.

10. Time shall be of the essence of this Deed.

11. Any notice required to be given by any party hereto to any other party shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post to its address set out in this Agreement or such other address as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery and any notice served by prepaid registered letter shall be deemed to have been served 48 hours after the time at which it was posted and in proving service it shall be sufficient (in the case of service by hand and prepaid registered letter) to prove that the notice was properly addressed and delivered or posted, as the case may be. Service of any notice or document may be effected by or upon the solicitors for the respective parties hereto.

12. This Deed shall be binding upon the parties hereto their assigns and successors in title respectively.

13. This Deed shall be governed by and construed in accordance with the laws of Malaysia and the parties hereto irrevocably submit to the exclusive jurisdiction of the Malaysian courts of West Malaysia.

****

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

Signed by the authorised signatories)
for and on behalf of)
SEATECH VENTURES CORP.)
(ENTITY NO. E0168072018-2))
in the presence of:)

....
Name : CHIN CHEE SEONG
NRIC No./Passport No.: 601125-08-5225
Designation: CEO / Director

....
Name : Prabodh Kumar Kantilal H Sheth
NRIC No./Passport No.:630212-07-5087
Designation: CFO

Signed by)
JUSTLORRY SHAREHOLDERS)
in the presence of:)

....
Name : Lee Wai Mun
NRIC No.:

....
Name : Tai Kau @ Tai Fah Chong
NRIC No.:

....
Name : Lee Han Cien
NRIC No.:

....
Name : Lee Wai Chun
NRIC No.:

Signed by **JUSTLORRY SHAREHOLDERS** in the presence of:	)))	…………………………………… Name : Wong Tien Erl NRIC No.: 841025-10-5025
		…………………………………… Name : Eu Chu Yew NRIC No.: 841022-08-6869
		…………………………………… Name : Wong Po Leng NRIC No.: 670902-71-5164
		…………………………………… Name : Tok Khai Weei NRIC No.: 890504-08-6336